UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 31,  2012

XUN ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53466	26-1616719
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12518 NE Airport Way, Suite 148 No. 156 Portland Oregon 97230

(Address of principal executive offices)

775-200-0505

 (Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2012, Xun Energy, Inc. (the “Company”) entered into a twenty-four month Financing Facilities Consulting Agreement (the “Agreement”) with Prodigy Asset Management, LLC (“PAM”) pursuant to which PAM will provide consulting services in connection with the Company’s business affairs and assist the Company in raising capital.  In consideration of the services to be provided by PAM, the Company will pay PAM (i) a prepaid retainer fee of $1,000,000.00 in the form of 20,000,000 shares of the Company within 14 days of execution of the Agreement, (ii) a fee of $4,800.00 within 30 days of execution of the Agreement and (iii) a facilitators fee of 5% of the gross amount of an equity investment, 3% of the gross amount of a sub-debt credit facility and 2% of the gross amount of a senior credit facility within five days of funding.  A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Financing Facilities Consulting Agreement dated August 31, 2012 between Xun Energy, Inc. and Prodigy Asset Management, LLC

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 5, 2012

Xun Energy, Inc. /S/ Jerry G. Mikolajczyk —————————————— By: Jerry G. Mikolajczyk Title: President/CEO

EXHIBIT INDEX

Exhibit No.	Description
10.1	Financing Facilities Consulting Agreement dated August 31, 2012 between Xun Energy, Inc. and Prodigy Asset Management, LLC

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